Exhibit 99.1

NetSpend Holdings, Inc. Reports Third Quarter Financial Results

Signs Exclusive Prepaid Card Distribution Agreement with Intuit

Continues Retail Expansion with New Distribution Partners

Adjusted Earnings Per Share Up 25 Percent

AUSTIN, Texas--(BUSINESS WIRE)--November 1, 2012--NetSpend Holdings, Inc. (Nasdaq:NTSP), a leading provider of general-purpose reloadable prepaid debit cards (GPR) and related financial services, today announced financial results for the quarter ended September 30, 2012.

“We delivered another quarter of strong financial performance, grew our direct deposit base and signed some great new partnerships,” said Dan Henry, chief executive officer of NetSpend.

The Company also announced today that it has signed a multi-year, exclusive agreement with Intuit to provide prepaid card services with its TurboTax® and QuickBooks® products.

“Intuit has chosen us to be their exclusive program and distribution manager and processor for their GPR and payroll card programs,” said Henry. “Our prepaid cards will be available through TurboTax for consumers who want to direct deposit their tax refunds and for small business owners who want to use our payroll card versus paper checks. Through this partnership, we are able to offer our prepaid cards to Intuit’s 24 million customers who use TurboTax software online and more than one million small business owners who use QuickBooks for their payroll services. We expect to launch our program with TurboTax as part of the upcoming 2012 tax season beginning in January 2013.”

During the third quarter, the Company signed an agreement with Walgreens. “The PayPal prepaid card is being sold now in Walgreens locations throughout the U.S.,” added Henry. “Today, we also are announcing the launch of both the NetSpend and Paypal prepaid cards in CVS stores. We could not be more pleased with the momentum we continue to generate in our retail initiative.”

Additionally, the Company brought to conclusion a number of lingering issues in the third quarter. "The Florida AG inquiry is resolved and behind us now and we have reached an agreement in principle to settle the Alexsam litigation," commented Henry. “On the bank side, we extended our agreement with SunTrust and entered into a new bank sponsoring agreement with BofI Federal Bank. So it has been a great quarter all around.”

Q3 2012 Highlights:

  Revenues up 14% to $84.9 million in Q3 2012 as compared to $74.3 million in Q3 2011
  Number of active cards with direct deposit up 25% to 1,018,000 as of September 30, 2012 as compared to 816,000 as of September 30, 2011
  Percentage of active cards1 with direct deposit was approximately 45% as of September 30, 2012 as compared to approximately 39% as of September 30, 2011
  GAAP net income declined by $3.9 million to $4.4 million in Q3 2012 after giving effect to litigation related losses of $10.3 million as compared to GAAP net income of $8.3 million in Q3 2011
  Diluted Earnings Per Share declined to $0.05 in Q3 2012 after giving effect to litigation related losses of $0.08 per share as compared to Diluted Earnings Per Share of $0.09 in Q3 2011
  Adjusted EBITDA2 up 13% in Q3 2012 to $24.1 million as compared to $21.3 million in Q3 2011
  Adjusted Diluted Net Income Per Share2 up 25% in Q3 2012 to $0.15 as compared to $0.12 in Q3 2011
  Gross Dollar Volume (GDV) of $3.1 billion during Q3 2012 as compared to $2.6 billion during Q3 2011

Refer to our Annual Report on Form 10-K filed on February 24, 2012 for a description of our key business metrics.

Fiscal Third Quarter 2012 Results

Revenues were $84.9 million for the quarter ended September 30, 2012, an increase of approximately 14% over the $74.3 million of revenues recorded in the same quarter of 2011. This increase was substantially driven by the increase in direct deposit accounts, and to a lesser extent, the expansion of product features across NetSpend’s direct deposit customer base. Interchange revenue represented approximately 22% of total revenue during the three months ended September 30, 2012.

Net income was $4.4 million for the quarter ended September 30, 2012, compared to net income of $8.3 million for the quarter ended September 30, 2011. NetSpend’s net income for the quarter ended September 30, 2012 includes an aggregate of $16.9 million of net interest expense, income tax expense, depreciation and amortization and other losses, which includes pre-tax litigation related losses of $10.3 million. Net income for the quarter ended September 30, 2012 also includes approximately $2.8 million in stock-based compensation expense. For the quarter ended September 30, 2011, the comparable amount of net interest expense, income tax expense and depreciation and amortization and other losses was $10.1 million. Net income for the quarter ended September 30, 2011 also includes approximately $2.9 million in stock-based compensation expense.

2012 Outlook

NetSpend reported that it now expects full year 2012 revenue to be between $348 and $352 million, its adjusted EBITDA to fall between $95 and $97 million and its adjusted net income per diluted share to be between $0.56 and $0.58.

The foregoing expectations reflect the following assumptions:

  An effective tax rate of approximately 40%;
  Non-cash equity compensation of between approximately $10.5 and $11.5 million;
  Cash outlays for capital expenditures for the full year of between approximately $13 and $14 million;
  An effective cost of debt capital of approximately 3.5%; and
  Diluted shares outstanding for the full year of approximately 84 million.

Investor Conference Call and Webcast

NetSpend will host an investor conference call to discuss its second quarter 2012 results today, November 1, 2012, at 5:30 p.m. EDT. The conference call can be accessed live over the phone by dialing (877) 853-5634 or (707) 287-9375 for international callers. A replay will be available until November 8, 2012 at (855) 859-2056 or (404) 537-3406 for international callers; the conference ID is 44013024. The call will be webcast live from NetSpend’s website at http://investor.netspend.com.

Non-GAAP Financial Information

To supplement NetSpend’s consolidated financial statements presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”), this press release includes EBITDA, Adjusted EBITDA and Adjusted Net Income. EBITDA, Adjusted EBITDA and Adjusted Net Income are not measures of financial performance under GAAP. Accordingly, they should not be considered a substitute for net income, operating income or other income or cash flow data prepared in accordance with GAAP. These non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. We believe that the presentation of these non-GAAP financial measures provides useful information to management and investors regarding underlying trends in NetSpend’s business and provides improved comparability between periods in different years. Reconciliations between GAAP measures and non-GAAP measures and between actual results and adjusted results are provided at the end of this press release.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, and Rule 3(b)-6 under the Securities Exchange Act of 1934, as amended. These statements include, among other things, statements regarding future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this release, and reported results should not be considered as an indication of future performance. Reliance on any forward-looking statement involves risks and uncertainties and although NetSpend believes that the assumptions on which the forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions could be materially incorrect. These factors include but are not limited to:

  NetSpend’s dependence on a limited number of retail distributors of its products;
  increasing competition in the prepaid card industry;
  exposure to cardholder fraud and other losses;
  NetSpend’s reliance on its relationships with its issuing banks;
  regulatory, legislative and judicial developments;
  changes in card association or network organization rules;
  NetSpend’s ability to protect against unauthorized disclosure of cardholder data;
  NetSpend’s ability to promote its brand;
  NetSpend’s reliance on outsourced customer service providers;
  NetSpend’s ability to protect its intellectual property rights and defend itself against claims of patent infringement.

The potential risks and uncertainties that could cause actual results to differ from those projected are discussed in greater detail in NetSpend’s filings with the Securities and Exchange Commission (“SEC”), which are available on NetSpend’s website at www.netspend.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of November 1, 2012, and, except as required by law, NetSpend does not intend to update this information as a result of future events or developments.

About NetSpend

NetSpend is a leading provider of general-purpose reloadable (GPR) prepaid debit cards and related financial services to the estimated 68 million underbanked consumers in the United States who do not have a traditional bank account or who rely on alternative financial services. The Company's mission is to develop products and services that empower underbanked consumers with the convenience, security and freedom to be self-banked. Headquartered in Austin, TX, NetSpend is traded on the NASDAQ stock exchange under the symbol NTSP. Please visit http://www.netspend.com for more information.

Follow NetSpend on Twitter: http://twitter.com/netspend or Facebook: http://www.facebook.com/netspend

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1 The number of active cards as of September 30, 2012 was approximately 2,287,000 as compared to approximately 2,061,000 as of September 30, 2011.

2 Reconciliations of Adjusted EBITDA and Adjusted Net Income to net income are provided in the tables immediately following the condensed consolidated statements of cash flows. Additional information about the Company’s non-GAAP financial measures can be found under the caption “Non-GAAP Financial Information.”

NetSpend Holdings, Inc. Condensed Consolidated Statements of Operations For the Three and Nine Months Ended September 30, 2012 and 2011 (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(in thousands, except per share data)

Operating Revenues	$84,893	$74,324	$261,620	$229,493

Operating Expenses
Direct operating costs	39,559	34,483	126,423	110,105
Salaries, benefits and other personnel costs	13,770	12,858	41,731	40,579
Advertising, marketing and promotion costs	4,726	3,261	13,623	10,993
Other general and administrative costs	5,562	5,320	16,071	15,623
Depreciation and amortization	3,107	3,794	10,289	11,234
Other losses	10,300	324	37,148	324
Total operating expenses	77,024	60,040	245,285	188,858

Operating income	7,869	14,284	16,335	40,635

Other Income (Expense)
Interest income	39	28	109	78
Interest expense	(580)	(489)	(1,827)	(1,494)
Total other expense	(541)	(461)	(1,718)	(1,416)

Income before income taxes	7,328	13,823	14,617	39,219

Provision for income taxes	2,931	5,513	5,846	15,550

Net income	$4,397	$8,310	$8,771	$23,669

Net income per share of common stock: (1)
Basic	$0.05	$0.09	$0.10	$0.26
Diluted	$0.05	$0.09	$0.10	$0.26

Shares used in the computation of earnings per share:
Basic	71,545	82,947	74,702	86,513
Diluted	82,696	89,415	85,661	92,133

(1) - Net income used in the calculation of basic and diluted earnings per share is adjusted for amounts unavailable to common stockholders. Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012 will contain a further reconciliation of this number for the three and nine months ended September 30, 2012 and 2011.

NetSpend Holdings, Inc. Condensed Consolidated Balance Sheets As of September 30, 2012 and December 31, 2011

	September 30,	December 31,
	2012	2011
	(Unaudited)
	(in thousands of dollars)
Assets
Current assets
Cash and cash equivalents	$26,391	$72,076
Accounts receivable, net of allowance for doubtful accounts of $1,111 and $581 as of September 30, 2012 and December 31, 2011,
respectively	10,454	7,552
Prepaid card supply	3,675	2,000
Prepaid expenses	3,740	3,326
Other current assets	1,808	2,179
Income tax receivable	2,409	-
Deferred tax assets	13,555	4,138
Total current assets	62,032	91,271

Property, equipment and software, net	24,192	20,631
Goodwill	128,567	128,567
Intangible assets	20,680	22,227
Long-term investment	4,850	2,497
Other assets	17,672	7,549
Total assets	$257,993	$272,742

Liabilities & Stockholders' Equity
Current liabilities
Accounts payable	$8,667	$3,183
Accrued expenses	24,215	20,937
Income tax payable	-	1,733
Cardholders' reserve	4,627	3,892
Deferred revenue	1,680	1,585
Current litigation contingencies	35,175	-
Total current liabilities	74,364	31,330

Long-term debt	70,000	58,500
Deferred tax liabilities	7,632	7,431
Other non-current liabilities	5,164	4,628
Total liabilities	157,160	101,889

Total stockholders' equity	100,833	170,853

Total liabilities & stockholders' equity	$257,993	$272,742

NetSpend Holdings, Inc. Condensed Consolidated Statements of Cash Flows For the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

	September 30,	September 30,
	2012	2011
	(in thousands of dollars)

Cash flows from operating activities
Net income	$8,771	$23,669
Adjustments to reconcile net income to net cash provided by
operating activities
Depreciation and amortization	10,289	11,234
Amortization of debt issuance costs	244	244
Stock-based compensation	8,471	8,832
Tax benefit associated with stock options	(1,168)	(1,208)
Provision for cardholder losses	13,354	10,489
Deferred income taxes	(9,418)	(1,657)
Change in cash surrender value of life insurance policies	(119)	55
Litigation contingencies, current	35,175	-
Changes in operating assets and liabilities
Accounts receivable	(2,902)	(1,314)
Income tax receivable or payable	(2,974)	284
Prepaid card supply	(1,675)	(266)
Prepaid expenses	(414)	(566)
Other current assets	371	(969)
Other long-term assets	(9,759)	(1,161)
Accounts payable and accrued expenses	8,762	(4,190)
Cardholders' reserve	(12,619)	(11,896)
Other liabilities	631	1,046
Net cash provided by operating activities	45,020	32,626

Cash flows from investing activities
Purchases of property, equipment and software	(11,989)	(6,808)
Long-term investment	(1,095)	-
Premiums paid on cash surrender value life insurance policies	(489)	(862)
Other	(314)	(12)
Net cash used in investing activities	(13,887)	(7,682)

Cash flows from financing activities
Dividend equivalents paid	-	(353)
Proceeds from the exercise of stock options	3,073	944
Proceeds from the re-issuance of treasury stock under employee
stock purchase plan	351	-
Tax benefit associated with stock options	1,168	1,208
Issuance costs of public offering	-	(95)
Proceeds from issuance of long-term debt	80,000	-
Principal payments on debt	(68,500)	(3,303)
Treasury stock purchase	(92,559)	(25,065)
Tax withholding on restricted stock	(351)	(661)
Net cash used in financing activities	(76,818)	(27,325)

Net change in cash and cash equivalents	(45,685)	(2,381)

Cash and cash equivalents at beginning of period	72,076	67,501
Cash and cash equivalents at end of period	$26,391	$65,120

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,431	$1,714
Cash paid for income taxes	18,253	16,838

Non-cash investing activities:
Capital lease entered into for the license of software	$-	$1,949

NetSpend Holdings, Inc. Reconciliation of Adjusted EBITDA to Net Income For the Three and Nine Months Ended September 30, 2012 and 2011 (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(in thousands of dollars)

Net income	$4,397	$8,310	$8,771	$23,669

Interest income	(39)	(28)	(109)	(78)
Interest expense	580	489	1,827	1,494
Income tax expense	2,931	5,513	5,846	15,550
Depreciation and amortization	3,107	3,794	10,289	11,234
EBITDA	10,976	18,078	26,624	51,869

Stock-based compensation expense	2,779	2,871	8,471	8,832
Other losses	10,300	324	37,148	324
Adjusted EBITDA (1)(3)	$24,055	$21,273	$72,243	$61,025

NetSpend Holdings, Inc. Reconciliation of Adjusted Net Income to Net Income For the Three and Nine Months Ended September 30, 2012 and 2011 (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(in thousands of dollars, except percentages and per share data)

Net income	$4,397	$8,310	$8,771	$23,669

Stock-based compensation expense	2,779	2,871	8,471	8,832
Amortization of intangibles	446	881	1,861	2,643
Other losses	10,300	324	37,148	324
Total pre-tax adjustments	13,525	4,076	47,480	11,799

Tax rate	40.0%	39.9%	40.0%	39.6%
Tax adjustment	5,410	1,626	18,992	4,677

Adjusted net income (2)(3)	$12,512	$10,760	$37,259	$30,791

Adjusted net income per share:
Basic	$0.17	$0.13	$0.50	$0.36
Diluted	$0.15	$0.12	$0.43	$0.33

Shares used in the computation of adjusted earnings per share:
Basic	71,545	82,947	74,702	86,513
Diluted	82,696	89,415	85,661	92,133

(1)	We use a non-GAAP financial metric that we label "Adjusted EBITDA" to evaluate our financial performance. We compute Adjusted EBITDA by adjusting net income or net loss to remove the effect of income and expenses related to interest, taxes, depreciation and amortization, or EBITDA, and then adjusting for stock-based compensation, and non-recurring gains and losses. We believe that Adjusted EBITDA is an important metric for the following reasons:

  It provides a meaningful comparison of our operating results over several periods because it removes the impact of income and expense items that are not a direct result of our core operations, such as goodwill and intangible impairments, legal settlements and one-time settlement gains, losses on the early extinguishment of long-term debt and other infrequent losses;
  We use it as a tool to assist in our planning for the effect of strategic operating decisions and for the prediction of future operating results; and
  We use it to evaluate our capacity to incur and service debt, fund capital expenditures and expand our business.

Other losses of $10.3 million during the three months ended September 30, 2012 and $37.1 million during the nine months ended September 30, 2012 primarily relate to accruals for legal contingencies and settlements. Other losses of $0.3 million during the three and nine months ended September 30, 2011 primarily relate to severance costs incurred in connection with the consolidation of some of our processing platforms and call center activities.

(2)	In addition to Adjusted EBITDA, we use a second non-GAAP financial metric that we label "Adjusted Net Income" to evaluate our financial performance. We compute Adjusted Net Income by adjusting net income or net loss to remove tax-effected amortization expense, stock-based compensation and other non-recurring gains and losses. We believe that Adjusted Net Income is an important metric that is useful to our board of directors, management and investors for the following reasons:
  Assets being depreciated will often have to be replaced in the future and Adjusted EBITDA does not reflect any expenditure for these items;
  Adjusted EBITDA does not reflect the significant interest expense or the payments necessary to service interest payments on our debt;
  Adjusted Net Income provides a meaningful comparison of our operating results over several periods because it removes the impact of income and expense items that are not a direct result of our core operations, such as goodwill and intangible impairments, legal settlements and one-time settlement gains, losses on the early extinguishment of long-term debt and other infrequent losses;
  Adjusted Net Income per share on a diluted basis functions as a threshold target for our company-wide employee bonus compensation; and
  We believe Adjusted Net Income measurements are used by investors as a supplemental measure to evaluate the overall operating performance of companies in our industry.

Other losses of $10.3 million during the three months ended September 30, 2012 and $37.1 million during the nine months ended September 30, 2012 primarily relate to accruals for legal contingencies and settlements. Other losses of $0.3 million during the three and nine months ended September 30, 2011 primarily relate to severance costs incurred in connection with the consolidation of some of our processing platforms and call center activities.

(3)	By providing this non-GAAP financial measure, together with the above reconciliation, we believe we are enhancing investors' understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives. Our Adjusted EBITDA and Adjusted Net Income are not necessarily comparable to what other companies define as Adjusted EBITDA and Adjusted Net Income. In addition, Adjusted EBITDA and Adjusted Net Income are not measures defined by U.S. GAAP and should not be considered as substitutes for or alternatives to net income, operating income, cash flows from operating activities or other financial information as determined by U.S. GAAP. Our presentation of Adjusted EBITDA and Adjusted Net Income should not be construed as an implication that our future results will be unaffected by unusual or non-recurring items.

CONTACT:
NetSpend Holdings
Investor Contact:
George Gresham, 866-979-1996
Chief Financial Officer
investor@netspend.com
or
Media Contact:
Krista Shepard, 512-531-8732
kshepard@netspend.com